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                           EXHIBIT 21 -- SUBSIDIARIES


Each of the following corporations is a wholly owned subsidiary of the
Registrant:

         1.       Saratoga Resources, Inc., a Texas corporation.

         2.       Lobo Operating, Inc., a Texas corporation.

         3.       Lobo Energy, Inc., a Texas corporation.

         4.       OptiCare Shellco Merger Corporation, a Delaware corporation.

         5.       Prime Shellco Merger Corporation, a Delaware corporation.







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